AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2004
                                            REGISTRATION NO. 333-73140-99



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        J. C. PENNEY COMPANY, INC. (Exact
                 name of registrant as specified in its charter)

           Delaware                                     13-5583779
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                                6501 Legacy Drive
                             Plano, Texas 75024-3698
          (Address of principal executive offices, including zip code)

                               ECKERD CORPORATION
                               401(k) SAVINGS PLAN
                            (Full title of the plan)

                             CHARLES R. LOTTER, ESQ.
             Executive Vice President, Secretary and General Counsel
                           J. C. PENNEY COMPANY, INC.
                                6501 Legacy Drive
                             Plano, Texas 75024-0005
                                 (972) 431-1201
(Name, address, and telephone number, including area code, of agent for service)

On November 9, 2001, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-73140-99) (as amended, the "Registration Statement") registering 500,000 shares of the Registrant's Common Stock of 50(cent) Par Value (the "Common Stock"), to be issued to participants under the Eckerd Corporation 401(k) Savings Plan (the "Plan"). At that time Eckerd Corporation was an indirect wholly-owned subsidiary of the Registrant. Effective July 31, 2004, the Registrant and certain of its affiliates sold Eckerd Corporation and, as a result, all offerings of Common Stock pursuant to the Registration Statement have terminated. The Registrant is filing this Post-Effective Amendment to remove, and hereby does remove, from registration all of the Common Stock registered on the Registration Statement that remains unsold as of the date of the filing of this Post-Effective Amendment.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-73140-99 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano and the State of Texas, on this 15 day of November 2004.


                                          J. C. Penney Company, Inc.


                                          /s/ R. B. Cavanaugh
                                          ------------------------------
                                          R. B. Cavanaugh
                                          Executive Vice President and
                                          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Title                                       Date

A. I. Questrom *                    Chairman of the Board                       November 15, 2004
----------------                    and Chief Executive Officer
A. I. Questrom                      (principal executive
                                    officer); Director

/s/ R. B. Cavanaugh                 Executive Vice President                    November 15, 2004
----------------------------        and Chief Financial Officer
R. B. Cavanaugh                     (principal financial officer)

W. J. Alcorn   *                    Vice President and                          November 15, 2004
----------------                    Controller (principal
W. J. Alcorn                        accounting officer)

C. C. Barrett     **                Director                                    November 15, 2004
--------------------
C. C. Barrett

M. A. Burns   *                     Director                                    November 15, 2004
-------------------
M. A. Burns

M. K. Clark     **                  Director                                    November 15, 2004
------------------
M. K. Clark

T. J. Engibous  *                   Director                                    November 15, 2004
-----------------
T. J. Engibous

K. B. Foster  *                     Director                                    November 15, 2004
---------------
K. B. Foster

V. E. Jordan, Jr.*                  Director                                    November 15, 2004
------------------
V. E. Jordan, Jr.

B. Osborne        **                Director                                    November 15, 2004
--------------------
B. Osborne

L. H. Roberts      **               Director                                    November 15, 2004
---------------------
L. H. Roberts

R. G. Turner   *                    Director                                    November 15, 2004
----------------
R. G. Turner

By:       /s/ R. B. Cavanaugh
         ---------------------------
         R. B. Cavanaugh
         *Attorney-in-fact (Exhibit 24.1, previously filed)
         ** Attorney-in-fact (Exhibit 24.2, filed herewith)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 15th day of November, 2004.


                                    ECKERD CORPORATION 401(k) SAVINGS PLAN


                                    By: /s/ Kenneth R. O'Leary
                                       -----------------------------------
                                        Kenneth R. O'Leary
                                        Vice President of Human Resources
                                        Eckerd Corpration

                                    EXHIBITS

24.2     Power of Attorney

                                POWER OF ATTORNEY
                               -------------------

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation ("Company"), which Company is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a post-effective amendment to Registration Statement No. 333-73140-99 on Form S-8 for the de-registration of shares of Common Stock of 50(cent) par value of the Company, including the associated rights to purchase shares of Series A Preferred Stock, without par value, of the Company, and appoints W. J. Alcorn, C. R. Lotter and R. B. Cavanaugh, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her in his or her name, place, and stead, in any and all capacities, to sign said post-effective amendment, which is about to be filed, and any and all subsequent amendments to said post-effective amendment (including, without limitation, any and all other post-effective amendments thereto) and to file said post-effective amendment and any and all subsequent amendments to said Registration Statement (including, without limitation, any and all other post-effective amendments thereto) so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Securities and Exchange Commission in connection with any matter relating to said Registration Statement and any and all subsequent amendments to said Registration Statement (including, without limitation, any and all post-effective amendments thereto), hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 29 day of October 2004.

/s/ C. C. Barrett                       Director                October 29, 2004
----------------------
C. C. Barrett


/s/ M. K. Clark                         Director                October 29, 2004
----------------------
M. K. Clark


/s/ B. Osborne                          Director                October 29, 2004
----------------------
B. Osborne


/s/ L. H. Roberts                       Director                October 29, 2004
----------------------
L. H. Roberts
